UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2013

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On June 13, 2013, The LGL Group, Inc. (the "Company") issued a press release (the "Press Release") announcing it has been approached by an investment group interested in acquiring certain parts of its sole operating subsidiary, M-tron Industries, Inc. (known as "MtronPTI"), a designer and manufacturer of advanced frequency control components for the Aerospace, Defense and Internet Communications Technology markets. The Company's Board of Directors has organized a special committee to work with MtronPTI management to consider every reasonable option presented, as well as other value-enhancing opportunities.

The Company also announced that its Board of Directors has declared a special dividend to stockholders in the form of warrants to purchase shares of the Company's common stock at $10.00 per share, to be issued on or around July 15, 2013, to stockholders of record as of 4:30 p.m. ET on July 1, 2013 (the "Record Date").   Each stockholder will receive one warrant for every ten shares of common stock owned as of the Record Date (with the number of warrants rounded up to the nearest whole number).  The warrants, in the aggregate, will be exercisable for approximately 265,000 shares of the Company's common stock.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press Release dated June 13, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 14, 2013	THE LGL GROUP, INC.

	By:	/s/ James L. Williams
		Name:	James L. Williams
		Title:	Corporate Controller

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated June 13, 2013.